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                                                                    EXHIBIT 99.4

                           HMT TECHNOLOGY CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     OF HMT TECHNOLOGY CORPORATION FOR A SPECIAL MEETING, __________, 2000

      The undersigned, having received the Notice of Special Meeting and the Joint Proxy Statement/Prospectus, hereby appoints Ronald L. Schauer and Ronald
J. Buschur, or either of them, as lawful agent and proxies, with full power of substitution in each, to represent the undersigned at the Special Meeting of Stockholders of HMT Technology Corporation (the Company) to be held on __________, 2000, and at any adjournments or postponements thereof, on all matters properly coming before said Special Meeting, including but not limited to the matters set forth on the reverse side.

      You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your proxy cannot be voted unless you sign, date and return this card or follow the instructions for telephone or Internet voting, if provided.

      This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposal 1 and voted FOR proposal 2 and will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF PROPOSALS 1 AND 2.

VOTE ON PROPOSAL:

      1.    Proposal to approve and adopt the             FOR  ABSTAIN  AGAINST
      Agreement and Plan of Reorganization (the
      "Merger Agreement"), dated as of April 26, 2000,
      by and among Komag, Incorporated ("Komag"), a       [ ]     [ ]     [ ]
      wholly-owned subsidiary of Komag ("KHM"), and HMT Technology Corporation ("HMT"), pursuant to which KHM will merge with and into HMT (the
      "Merger"), and HMT will survive the Merger as a wholly-owned subsidiary of Komag. In the Merger, holders of outstanding shares of common stock, par value $.001 per share, of HMT ("HMT Common
      Stock") will receive 0.9094 of a share of common stock, par value $.01 per share, of Komag for each share of HMT Common Stock held by them.
      Approval and adoption of the Merger Agreement will also constitute approval of the Merger and the other transactions contemplated by the Merger
      Agreement.

      2.     Proposal to approve the HMT Employee Stock    FOR  ABSTAIN  AGAINST
      Purchase Plan, as amended, to increase the
      aggregate number of shares of HMT Common Stock
      authorized for issuance under such plan by           [ ]     [ ]     [ ]
      1,000,000 shares.

      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

      The signer hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and accompanying Joint Proxy Statement dated [____ __], 2000.

      The signer hereby revokes all proxies heretofore given by the signer to vote at said Special Meeting and any adjournments or postponements thereof.

___________________  ____________  ________________________________  ___________
     Signature           Date           Signature (joint Owner)          Date

      NOTE: Please sign exactly as name appears herein. When signing as attorney, executor, administrator, trustee or guardian, or in any other representative capacity, please give full title as such, and sign your own name as well. Joint owners should each sign.